Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PIPELINE THERAPEUTICS, INC.

Carmine Stengone hereby certifies that:

ONE: The original name of this corporation was Versense Pharmaceuticals, Inc. and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was October 7, 2009. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 13, 2012, and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on May 22, 2018 to change the name of the corporation to Sirocco Therapeutics, Inc. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 7, 2019. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 26, 2019, a Certificate of Ownership and Merger was filed on January 23, 2020 which had the effect of changing the name of this corporation to Pipeline Therapeutics, Inc., a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on March 16, 2020, and a second Certificate of Amendment was filed with the Secretary of State of the State of Delaware on August 31, 2020.

TWO: He is the duly elected and acting President and Chief Executive Officer of Pipeline Therapeutics, Inc., a Delaware corporation.

THREE: The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

ARTICLE I.

The name of this corporation is Pipeline Therapeutics, Inc. (the “Company” or the “Corporation”).

ARTICLE II.

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the city of Wilmington, 19801, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc.

ARTICLE III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV.

A. Authorization of Stock. Effective upon the filing of this Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall, automatically and without any action on the part of the holder thereof, be reclassified into one (1) share of Class A Common Stock (as defined below) (the “Common Stock Reclassification”). Such Common Stock Reclassification shall occur whether or not certificates representing any issued and outstanding shares of Old Common Stock held prior to the Common Stock Reclassification are surrendered for cancellation. The share numbers contained in this Fourth Amended and Restated Certificate of Incorporation have been adjusted to account for the Common Stock Reclassification. Immediately following the Common Stock Reclassification this Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 227,639,798 shares, 160,819,899 shares of which shall be Common Stock (the “Common Stock”) and 66,819,899 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share. 94,000,000 shares of the authorized Common Stock of the Corporation are hereby designated “Class A Common Stock” (the “Class A Common Stock”) and 66,819,899 shares of the authorized Common Stock of the Corporation are hereby designated “Class B Common Stock” (the “Class B Common Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Fourth Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of a majority of all classes of stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis), irrespective of the provisions of Section 242(b)(2) of the DGCL. 10,000,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 8,000,000 are hereby designated as “Series A-1 Preferred Stock (the “Series A-1 Preferred”), 18,819,899 are hereby designated as “Series B Preferred Stock” (the “Series B Preferred”), and 30,000,000 are hereby designated as “Series C Preferred Stock” (the “Series C Preferred” and together with the Series A Preferred, Series A-1 Preferred, and Series B Preferred, the “Series Preferred”).

B. The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and the Series Preferred are as follows:

1. DIVIDEND RIGHTS.

(a) The Corporation shall not declare, pay or set aside any dividends on any class or series of capital stock of the Corporation unless the holders of Series C Preferred first receive, in preference to the holders of Series A Preferred, Series A-1 Preferred, Series B Preferred, Common Stock and any other class or series of capital stock of the Corporation, on each outstanding share of Series C Preferred, the greater of (i) a dividend at the rate of eight percent (8%) of the Series C Original Issue Price (as defined below) and (ii) a dividend equal to the amount such holder would have received if all of the shares of Series C Preferred Stock held by such holder had been converted into Common Stock pursuant to Section IV.D.5 immediately prior to the record date for determining the stockholders entitled to such dividend. Such dividends shall be payable only when, as and if declared by the Board of Directors of the Company (the “Board”) and shall be non-cumulative.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of Series A Preferred, Series A-1 Preferred, or Common Stock until the holders of Series B Preferred first receive, in preference to the holders of Series A Preferred, Series A-1 Preferred, and Common Stock, on each outstanding share of Series B Preferred, the greater of (i) a dividend at the rate of eight percent (8%) of the Series B Original Issue Price (as defined below) and (ii) a dividend equal to the amount such holder would have received if all of the shares of Series B Preferred Stock held by such holder had been converted into Common Stock pursuant to Section IV.D.5 immediately prior to the record date for determining the stockholders entitled to such dividend. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(c) The Corporation shall not declare, pay or set aside any dividends on shares of Common Stock until the holders of Series A Preferred and Series A-1 Preferred first receive, on an equal basis, pari passu among the Series A Preferred and Series A-1 Preferred, and in preference to the holders of Common Stock, on each outstanding share of Series A Preferred or Series A-1 Preferred, as applicable, the greater of (i) a dividend at the rate of eight percent (8%) of the Series A Original Issue Price (as defined below) or the Series A-1 Original Issue Price (as defined below), as applicable for each such series and (ii) a dividend equal to the amount such holder would have received if all of the shares of Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, held by such holder had been converted into Common Stock pursuant to Section IV.D.5 immediately prior to the record date for determining the stockholders entitled to such dividend. Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative.

(d) The “Series A Original Issue Price” shall be $1.00, the “Series A-1 Original Issue Price” shall be $1.403, the “Series B Original Issue Price” shall be $1.70, and the “Series C Original Issue Price” shall be $2.6799 (each as may be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares of Series Preferred after the filing date hereof).

(e) So long as any shares of Series Preferred are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Common Stock, or purchase, redeem or otherwise acquire for value any shares of Common Stock until all dividends as set forth in Sections IV.D.1(a), 1(b), and 1(c) above on the Series Preferred shall have been paid or declared and set apart, except for:

(i) acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at the lesser of cost or fair market value upon termination of services to the Company; or

(ii) acquisitions of Common Stock in exercise of the Company’s right of first refusal to repurchase such shares pursuant to the Company’s Bylaws or any agreement approved by the Board.

(f) The provisions of Section IV.D.1(e) shall not apply to a dividend payable solely in Common Stock to which the provisions of Section IV.D.5(f) hereof are applicable, or any repurchase of any outstanding securities of the Company that is approved by (i) the Board and (ii) the Requisite Holders (as defined below) pursuant to Section IV.D.2(b) hereof.

(g) The holders of Preferred Stock expressly waive their rights, if any, with regard to any preferential dividends arrears amount or any preferential rights amount (each as determined under applicable law and this Fourth Amended and Restated Certificate of Incorporation) as they relate to repurchases of shares of Common Stock upon termination of employment or service as a consultant or director.

2. VOTING RIGHTS.

(a) General Rights. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, Class B Common Stock, at any time after any class or series of equity securities of the Company becomes registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be non-voting except as may be required by law. Except as set forth in the previous sentence, the Class A Common Stock and the Class B Common Stock shall be treated equally and in the same manner in all respects, including with respect to dividends, distributions, stock splits, stock dividends, stock combinations or similar events. Each holder of shares of Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section IV.D.5 hereof) immediately after the close of business on the record date fixed for each stockholders’ meeting or the effective date of each written consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the stockholders on an as-converted to Common Stock basis and not as a separate class, and may act by written consent in the same manner as the Common Stock.

(b) Separate Vote of Series Preferred. For so long as at least 15,000,000 shares of Series Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or other similar event affecting the Series Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series Preferred (voting together as a single class on an as-converted to Common Stock basis) shall be necessary for effecting or validating the following actions (whether by merger, recapitalization or otherwise) and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (such approval the “Requisite Holders”):

(i) Any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation) or the certificate of incorporation, certificate of formation, by-laws, operating agreement, or other organizational document of any non-wholly owned subsidiary of the Corporation;

(ii) Any increase or decrease in the authorized number of shares of Common Stock or Preferred Stock;

(iii) Any authorization or any designation or issuance, whether by reclassification or otherwise, of any new class or series of stock or any other securities or indebtedness convertible into equity securities of the Company ranking on a parity with or senior to the Series Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series;

(iv) Any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or Series Preferred other than dividends made pursuant to Section IV.D.1 hereof (except for acquisitions of Common Stock by the Company permitted by Section IV.D.1(d)(i) and (ii) hereof);

(v) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section IV.D.4 hereof);

(vi) Any Liquidation Event or voluntary dissolution or liquidation of the Company or any bankruptcy filing, assignment for creditors, or similar action;

(vii) Any increase or decrease in the authorized number of members of the Board;

(viii) Any authorization or incurrence of indebtedness for borrowed money (including operating and capital leases and bank lines of credit) in excess of $100,000 in the aggregate or creation of any lien or security interest, except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business;

(ix) Any agreement (other than those approved by the Board, which approval shall include at least three (3) Preferred Directors) by the Company to make any loan or to guarantee any obligation in excess of $100,000 in connection with any single transaction or any series of related transactions;

(x) Authorize or approve any sale of securities of the Company pursuant to a registration statement under the Securities Act or registration of equity securities of the Company under the Exchange Act (including pursuant to any listing on a national securities exchange), other than a Qualified IPO (as defined below);

(xi) Any recapitalization, corporate reorganization, restructuring, “corporate inversion” or other similar transaction involving the Corporation or any of its subsidiaries, including any such transaction involving the creation of one or more holding companies and/or holding company subsidiaries;

(xii) Any amendment to the RBV Agreement (as defined below); or

(xiii) Any creation of, or holding capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or any sale, transfer or other disposition of any capital stock of any direct or indirect subsidiary of the Company, any authorization allowing any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary or allowing any subsidiary to create, or authorize the creation of, or allowing the issue or obligation to issue, any shares of any class or series of capital stock of a subsidiary.

For purposes of clarity, the Company’s license of its intellectual property pursuant to the terms of the side letter agreement, dated November 26, 2019, with RusBio Ventures LLC, acting as the General Partner of RBV LP in the name and on behalf of all parties to the Investment Partnership Agreement (IPA) of RBV LP (“RBV”), dated October 10, 2014 (the “RBV Agreement”), as in effect on the date hereof, shall not require a separate vote of the holders of Series Preferred pursuant to this Section IV.D.2(b).

(c) Separate Vote of Series A Preferred. For so long as at least 2,000,000 shares of Series A Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or other similar event affecting the Series A Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred (voting together as a single class) shall be necessary for effecting or validating (whether by merger, recapitalization or otherwise) any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), in each case where such amendment, alteration, repeal or waiver alters the rights of the Series A Preferred in a manner that is adverse and different from the effect of such amendment, alteration, repeal or waiver on the rights of the Series A-1 Preferred, Series B Preferred, and Series C Preferred (excluding proportional differences based on the difference between the Series A Original Issue Price, the Series A-1 Original Issue Price, the Series B Original Issue Price, and the Series C Original Issue Price).

(d) Separate Vote of Series A-1 Preferred. For so long as at least 1,430,000 shares of Series A-1 Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or other similar event affecting the Series A-1 Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A-1 Preferred (voting together as a single class) shall be necessary for effecting or validating (whether by merger, recapitalization or otherwise) any amendment, alteration, repeal or waiver of any provision of the Certificate of Incorporation or the Bylaws of the Company (including any filing of a Certificate of Designation), in each case where such amendment, alteration, repeal or waiver alters the rights of the Series A-1 Preferred in a manner that is adverse and different from the effect of such amendment, alteration, repeal or waiver on the rights of the Series A Preferred, Series B Preferred, and Series C Preferred (excluding proportional differences based on the difference between the Series A Original Issue Price, the Series A-1 Original Issue Price, the Series B Original Issue Price, and the Series C Original Issue Price).

(e) Separate Vote of Series B Preferred. For so long as at least 2,000,000 shares of Series B Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or other similar event affecting the Series B Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the then outstanding shares of Series B Preferred (voting together as a single class) shall be necessary for effecting or validating any of the following actions (whether by merger, recapitalization or otherwise) and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) waive, alter, amend, repeal or change the rights, preferences or privileges of the Series B Preferred;

(ii) increase or decrease the authorized number of shares of Series B Preferred other than for bona fide capital raising purposes;

(iii) alter or amend (by reclassification or otherwise) any existing security of the Company that is junior to or pari passu with the Series B Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred in respect of any such right, preference, or privilege; or

(iv) waive, alter, amend, repeal or change this Section IV.D.2(e).

(f) Separate Vote of Series C Preferred. For so long as at least 10% shares of Series C Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or other similar event affecting the Series C Preferred after the filing date hereof) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the then outstanding shares of Series C Preferred (voting together as a single class) shall be necessary for effecting or validating any of the following actions (whether by merger, recapitalization or otherwise) and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i) waive, alter, amend, repeal or change the rights, preferences or privileges of the Series C Preferred or the Class B Common Stock;

(ii) increase or decrease the authorized number of shares of Series C Preferred other than for bona fide capital raising purposes or the Class B Common Stock;

(iii) alter or amend (by reclassification or otherwise) any existing security of the Company that is junior to or pari passu with the Series C Preferred in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred in respect of any such right, preference, or privilege;

(iv) authorize, designate or issue, whether by reclassification or otherwise, any new class or series of stock or any other securities or indebtedness convertible into equity securities of the Company ranking on a parity with or senior to the Series C Preferred in right of redemption, liquidation preference, voting or dividend rights or any increase in the authorized or designated number of any such new class or series;

(v) purchase or redeem or pay any dividend on any capital stock of the Company prior to the Series C Preferred other than stock repurchased at cost from former employees and consultants of the Company in connection with the cessation of their service to the Company; or

(vi) waive, alter, amend, repeal or change this Section IV.D.2(f).

(g) Election of Board of Directors.

(i) For so long as at least 2,000,000 in the aggregate of shares of Series A Preferred and Series A-1 Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or similar event affecting the Series Preferred after the filing date hereof) remain outstanding, the holders of at least sixty percent (60%) of the then-outstanding Series A Preferred and Series A-1 Preferred, voting together as a separate class, shall be entitled to elect two (2) members of the Board (such directors, collectively, the “Series A Preferred Directors”), at each meeting of, or pursuant to each written consent of, the Company’s stockholders for the election of directors, and to remove from office such directors, and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii) For so long as at least 2,000,000 shares of Series B Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or similar event affecting the Series Preferred after the filing date hereof) remain outstanding, the holders of at least a majority of the then-outstanding Series B Preferred, voting together as a separate class, shall be entitled to elect two (2) members of the Board (such directors, collectively, the “Series B Preferred Directors”), at each meeting of, or pursuant to each written consent of, the Company’s stockholders for the election of directors, and to remove from office such directors, and to fill any vacancy caused by the resignation, death or removal of such directors.

(iii) For so long as at least 3,000,000 shares of Series C Preferred (subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like or similar event affecting the Series Preferred after the filing date hereof) remain outstanding, the holders of at least a majority of the then-outstanding Series C Preferred, voting together as a separate class, shall be entitled to elect one (1) member of the Board (such director, the “Series C Preferred Director” and together with the Series A Preferred Directors and the

Series B Preferred Directors, the “Preferred Directors”), at each meeting of, or pursuant to each written consent of, the Company’s stockholders for the election of directors, and to remove from office such directors, and to fill any vacancy caused by the resignation, death or removal of such directors. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, for administrative convenience, the initial Series C Preferred Director, as designated by the holders of record of the shares of Series C Preferred, may be appointed by the Board without a separate action by the holders of record of the shares of Series C Preferred.

(iv) The holders of Common Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board (such director, the “Common Director”), at each meeting of, or pursuant to each written consent of, the Company’s stockholders for the election of directors, and to remove from office such director, and to fill any vacancy caused by the resignation, death or removal of such director.

(v) The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted to Common Stock basis, shall be entitled to elect all remaining members of the Board (any such director a “Joint Director” and collectively, the “Joint Directors”), if any, at each meeting of, or pursuant to each written consent of, the Company’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(vi) No person entitled to vote at an election for directors may cumulate votes to which such person is entitled.

(vii) Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

(h) Option Plans. Notwithstanding anything to the contrary herein, the Company shall not (either directly or indirectly or by amendment, merger, consolidation or otherwise) authorize, approve, or adopt any “evergreen” option plan or other equity incentive plan of the Company or any of its subsidiaries pursuant to which the number of shares of Common Stock of the Company subject to equity awards granted thereunder would increase automatically (without further stockholder approval) on an annual basis by an amount that exceeds 4% of the total number of shares of Common Stock then issued and outstanding (calculated on a fully diluted basis) as determined on the applicable annual measurement date without the affirmative vote of the holders of a majority of all classes of stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis).

3. LIQUIDATION RIGHTS.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, or any Asset Transfer or Acquisition (each a “Liquidation Event”):

(i) before any distribution or payment shall be made to the holders of any Series B Preferred, Series A Preferred, Series A-1 Preferred, Common Stock or any other class or series of capital stock of the Company, the holders of Series C Preferred shall each be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series C Preferred held by them, an amount per share of Series C Preferred equal to the greater of (A) the Series C Original Issue Price (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof) plus all declared and unpaid dividends on the Series C Preferred and (B) such amount per share of Series C Preferred as would have been payable had all shares of Series C Preferred been converted into Common Stock pursuant to Section IV.D.5 immediately prior to such Liquidation Event (the “Series C Preferred Liquidation Preference” and the total amount of Series C Preferred Liquidation Preference actually received by the holders of Series C Preferred at any time pursuant to this Section IV.D.3(a)(i), the “Aggregate Series C Preferred Liquidation Preference Amount”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series C Preferred of the liquidation preference set forth in this Section IV.D.3(a)(i), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled, and no amounts shall be distributed or paid in respect of any other class or series of capital stock of the Company;

(ii) before any distribution or payment shall be made to the holders of any Series A Preferred, Series A-1 Preferred or Common Stock, the holders of Series B Preferred shall each be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series B Preferred held, an amount per share of Series B Preferred equal to the greater of (A) the Series B Original Issue Price (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof) plus all declared and unpaid dividends on the Series B Preferred and (B) such amount per share of Series B Preferred as would have been payable had all shares of Series B Preferred been converted into Common Stock pursuant to Section IV.D.5 immediately prior to such Liquidation Event (the “Series B Preferred Liquidation Preference” and the total amount of Series B Preferred Liquidation Preference actually received by the holders of Series B Preferred at any time pursuant to this Section IV.D.3(a)(ii), the “Aggregate Series B Preferred Liquidation Preference Amount”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series B Preferred of the liquidation preference set forth in this Section IV.D.3(a)(ii), then such assets (or consideration) shall be distributed among the holders of Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled, and no amounts shall be distributed or paid in respect of any other class or series of capital stock of the Company except as set forth in Section IV.D.3(a)(i); and

(iii) before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred and Series A-1 Preferred shall each be entitled to be paid out of the assets of the Company legally available for distribution for each such share of Series A Preferred and Series A-1 Preferred, as applicable, held by them on a pari passu basis, (A) an amount per share of Series A Preferred equal to the greater of (x) the Series A Original Issue Price (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof) plus all declared and unpaid dividends on the Series A Preferred and (y) such amount per share of Series A Preferred as would have been payable had all shares of

Series A Preferred been converted into Common Stock pursuant to Section IV.D.5 immediately prior to such Liquidation Event (the “Series A Preferred Liquidation Preference” and the total amount of Series A Preferred Liquidation Preference actually received by the holders of Series A Preferred at any time pursuant to this Section IV.D.3(a), the “Aggregate Series A Preferred Liquidation Preference Amount”) and (B) an amount per share of Series A-1 Preferred equal to the greater of (x) the Series A-1 Original Issue Price (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof) plus all declared and unpaid dividends on the Series A-1 Preferred and (y) such amount per share of Series A-1 Preferred as would have been payable had all shares of Series A-1 Preferred been converted into Common Stock pursuant to Section IV.D.5 immediately prior to such Liquidation Event (the “Series A-1 Preferred Liquidation Preference” and together with the Series A Preferred Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference, the “Series Preferred Liquidation Preference” and the total amount of Series A-1 Preferred Liquidation Preference actually received by the holders of Series A-1 Preferred at any time pursuant to this Section IV.D.3(a)(iii), the “Aggregate Series A-1 Preferred Liquidation Preference Amount” and, together with the Aggregate Series A Preferred Liquidation Preference Amount, the Aggregate Series B Preferred Liquidation Preference Amount, and the Aggregate Series C Preferred Liquidation Preference Amount, the “Aggregate Series Preferred Liquidation Preference Amount”). If, upon any such Liquidation Event, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Preferred and Series A-1 Preferred of the liquidation preference set forth in this Section IV.D.3(a)(iii), then such assets (or consideration) shall be distributed among the holders of Series A Preferred and Series A-1 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled, and no amounts shall be distributed or paid in respect of any other class or series of capital stock of the Company except as set forth in Section IV.D.3(a)(i) and IV.D.3(a)(ii).

For purposes of clarity, the Company’s license of its intellectual property pursuant to the terms of the RBV Agreement, as in effect on the date hereof, shall not be deemed to be a Liquidation Event.

(b) Upon any Liquidation Event, after the payment of the full Aggregate Series Preferred Liquidation Preference Amount as set forth in Section IV.D.3(a) above, the remaining assets of the Company legally available for distribution in such Liquidation Event, if any, shall be distributed ratably to the holders of the Common Stock pursuant to the terms of this Fourth Amended and Restated Certificate of Incorporation immediately prior to such Liquidation Event.

(c) In the event of a Liquidation Event, if any portion of the consideration payable to the stockholders of the Company is placed into escrow and/or is payable to the stockholders of the Company subject to contingencies, including but not limited to contingent payments, earn-outs or escrows, the agreement governing the Liquidation Event shall provide that (i) the portion of such consideration that is actually paid to stockholders and not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with Section IV.D.3 hereof and the applicable Series Preferred Liquidation Preference, as applicable, as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (ii) any additional consideration that becomes payable to the stockholders of the Company upon release from escrow or satisfaction of any such contingencies shall be allocated among the holders of capital stock of the Company in accordance with Section IV.D.3 hereof and the Series Preferred Liquidation Preference, as applicable, after taking into account any previous payment pursuant to subsections (i) and (ii), to the extent applicable, as part of the same Liquidation Event, with such calculation being performed each time additional consideration is paid in connection with such Liquidation Event.

4. ASSET TRANSFER OR ACQUISITION RIGHTS.

(a) For the purposes of this Fourth Amended and Restated Certificate of Incorporation, (i) “Acquisition” shall mean (A) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization pursuant to which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization, on a fully diluted basis (using the treasury method); or (B) any transaction or series of transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions effected principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof, unless any such single transaction results in any person (together with its affiliates) acquiring in excess of fifty percent (50%) of the Company’s voting power; and (ii) “Asset Transfer” shall mean a sale, lease, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Company and any of its subsidiaries, on a consolidated basis; provided, however, that each of the foregoing events shall not be considered an “Acquisition” or “Asset Transfer” if the Requisite Holders elect not to treat such event as an “Acquisition” or “Asset Transfer” by written notice sent to the Company at least 15 days prior to the effective date of such event. For purposes of clarity, the Company’s license of its intellectual property pursuant to the terms of the RBV Agreement, as in effect on the date hereof, shall not be deemed to be an Acquisition or an Asset Transfer.

(b) In any Acquisition or Asset Transfer, if the consideration to be received by the Company or its successor is securities of a corporation or other property other than cash, its value will be deemed its fair market value as determined in good faith by the Board (including the affirmative vote of at least three (3) of the Preferred Directors) (the “Requisite Board Majority”) on the date such determination is made.

(c) The Company shall not have the power to effect an Acquisition or Asset Transfer unless the agreement or plan of merger or consolidation or other mechanism for such transaction provides that the consideration payable to the stockholders of the Company in such Acquisition shall be paid to the holders of capital stock of the Company in accordance with Section IV.D.3.

(d) In the event the Corporation or any of its subsidiaries disposes of a material asset (including, without limitation, intellectual property) whether by way of sale, lease, exclusive license or otherwise and such asset disposal is not deemed to be an Asset Transfer pursuant to Section IV.D.4(a) (other than through election of the requisite percentage of the Series Preferred pursuant to Section IV.D.4(a)), then if the Board (including the Requisite Board Majority) determines in good faith that the cash proceeds of such disposal (if any), at the time they are received, are not required for the planned operations of the Company pursuant to the then Board-approved budget of the Company for the forthcoming 12 month period, notwithstanding Section IV.D.3(d), such cash proceeds shall be paid out to holders of Series C Preferred, Series B Preferred, Series A-1 Preferred, Series A Preferred and Common Stock, to the extent applicable, in accordance with Section IV.D.3 (the “Special Payout”) as if such asset disposal were a Liquidation Event. Any payments actually made to stockholders pursuant to this Section IV.D.4(d) shall be deducted from such stockholders’ respective applicable Aggregate Series Preferred Liquidation Preference Amount (if any) in respect of the allocation of proceeds from any subsequent Liquidation Event. Notwithstanding any other provision of this Section IV.D.4(d), a Special Payout shall not be made without first obtaining the approval of the Requisite Board Majority.

5. CONVERSION RIGHTS.

The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section IV.D.5, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Class A Common Stock; provided, that any shares of Series Preferred may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable shares of Class B Common Stock as set forth in Section IV.D.5(l). References in this Section IV.D.5 to “Common Stock” shall mean the applicable type of Common Stock depending upon the context, unless otherwise specified therein. The number of shares of Common Stock to which a holder of Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series A Preferred Conversion Rate then in effect (determined as provided in Section IV.D.5(b)) by the number of shares of Series A Preferred being converted. The number of shares of Common Stock to which a holder of Series A-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series A-1 Preferred Conversion Rate then in effect (determined as provided in Section IV.D.5(b)) by the number of shares of Series A-1 Preferred being converted. The number of shares of Common Stock to which a holder of Series B Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series B Preferred Conversion Rate then in effect (determined as provided in Section IV.D.5(b)) by the number of shares of Series B Preferred being converted. The number of shares of Common Stock to which a holder of Series C Preferred shall be entitled upon conversion shall be the product obtained by multiplying the Series C Preferred Conversion Rate then in effect (determined as provided in Section IV.D.5(b)) by the number of shares of Series C Preferred being converted.

(b) Series Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred (the “Series A Preferred Conversion Rate”) shall be the quotient obtained by dividing the Series A Original Issue Price by the Series A Preferred Conversion Price, calculated as provided in Section IV.D.5(c). The conversion rate in effect at any time for conversion of the Series A-1 Preferred (the “Series A-1 Preferred Conversion Rate”) shall be the quotient obtained by dividing the Series A-1 Original Issue Price by the Series A-1 Preferred Conversion Price, calculated as provided in Section IV.D.5(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the “Series B Preferred Conversion Rate”) shall be the quotient obtained by dividing the Series B Original Issue Price by the Series B Preferred Conversion Price, calculated as provided in Section IV.D.5(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the “Series C Preferred Conversion Rate”) shall be the quotient obtained by dividing the Series C Original Issue Price by the Series C Preferred Conversion Price, calculated as provided in Section IV.D.5(c).

(c) Series Preferred Conversion Price. The conversion price for the Series A Preferred shall initially be the Series A Original Issue Price, subject to adjustment as provided in this Section IV.D.5 (the “Series A Preferred Conversion Price”). The conversion price for the Series A-1 Preferred shall initially be the Series A-1 Original Issue Price, subject to adjustment as provided in this Section IV.D.5 (the “Series A-1 Preferred Conversion Price”). The conversion price for the Series B Preferred shall initially be the Series B Original Issue Price, subject to adjustment as provided in this Section IV.D.5 (the “Series B Preferred Conversion Price”). The conversion price for the Series C Preferred shall initially be the Series C Original Issue Price, subject to adjustment as provided in this Section IV.D.5 (the “Series C Preferred Conversion Price”). All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted, all references to the Series A-1 Preferred Conversion Price herein shall mean the Series A-1 Preferred Conversion Price as so adjusted, all references to the Series B Preferred Conversion Price herein shall mean the Series B Preferred Conversion Price as so adjusted, and all references to the Series C Preferred Conversion Price herein shall mean the Series C Preferred Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section IV.D.5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number and series of shares of Series Preferred being converted, whether the holder elects to convert its shares of Series Preferred into shares of Class A Common Stock, shares of Class B Common Stock, or a combination thereof (and if so, the maximum number of shares of Class A Common Stock to be issued). Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay (i) in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value as determined by the Requisite Board Majority as of the date of such conversion), any declared and unpaid dividends on the shares of Series Preferred being converted and (ii) in cash (at the Common Stock’s fair market value as determined by the Requisite Board Majority as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series Preferred. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

(e) Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date on which the first share of Series C Preferred is issued (the “Original Issue Date”) the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series Preferred, the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price in effect immediately before that subdivision shall each be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. Conversely, if at any time or from time to time after the Original Issue Date the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series Preferred, the Series A Series Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price in effect immediately before the combination shall each be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section IV.D.5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Original Issue Date the Company pays to holders of Common Stock a dividend or other distribution in additional shares of Common Stock without a corresponding dividend or other distribution to holders of Series Preferred, the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price then in effect shall each be decreased as of the time of such issuance, as provided below:

(i) The Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price shall be adjusted by multiplying the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, and Series C Preferred Conversion Price then in effect by a fraction:

(A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

For the purposes of clauses (A) and (B) above, the “number of shares of Common Stock issued and outstanding” as of a given date shall be the sum of (1) the number of shares of Common Stock outstanding, (2) the number of shares of Common Stock into which the then outstanding shares of the applicable series of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (3) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date whether or not vested or exercisable as of such date.

(ii) If the Company fixes a record date to determine which holders of Common Stock are entitled to receive such dividend or other distribution, the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price shall each be fixed as of the close of business on such record date and the number of shares of Common Stock shall be calculated immediately prior to the close of business on such record date; and

(iii) If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price shall each be recomputed accordingly as of the close of business on such record date and thereafter the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price shall each be adjusted pursuant to this Section IV.D.5(f) as of the time of actual payment of such dividends or distribution to reflect the actual payment of such dividend or distribution.

(iv) For purposes of clarity, the Company’s license of its intellectual property pursuant to the terms of the RBV Agreement, as in effect on the date hereof, shall not be deemed to be a dividend or distribution for purposes of this Section IV.D.5, or result in an adjustment to the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, or the Series C Preferred Conversion Price.

(g) Adjustment for Reclassification, Exchange, Substitution, Reorganization, Merger or Consolidation. If at any time or from time to time on or after the Original Issue Date the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, merger, consolidation or otherwise (other than an Acquisition or Asset Transfer as defined in Section IV.D.4 or a subdivision or combination of shares or stock dividend provided for elsewhere in this Section IV.D.5), in any such event each holder of Series Preferred shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, merger, consolidation or other change by holders of the maximum number of shares of Common Stock into which such shares of Series Preferred could have been converted immediately prior to such recapitalization, reclassification, merger, consolidation or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section IV.D.5 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section IV.D.5 (including adjustment of the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price then in effect and the number of shares issuable upon conversion of each series of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(h) Sale of Shares Below the Applicable Series Preferred Conversion Price.

(i) If at any time or from time to time on or after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section IV.D.5(h) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section IV.D.5(e), 5(f), or 5(g) above, for an Effective Price (as defined below) less than the then effective Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, or the Series C Preferred Conversion Price, as applicable to each such series (a “Qualifying Dilutive Issuance”), then and in each such case, the then-existing Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, or the Series C Preferred Conversion Price, to the extent applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price, as applicable for such series of Series Preferred in effect immediately prior to such issuance or sale by a fraction:

(A) the numerator of which shall be (1) the number of shares of Common Stock deemed to be outstanding (as determined below) immediately prior to such issuance or sale, plus (2) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, and the Series C Preferred Conversion Price, as applicable, for each such series of Series Preferred, and

(B) the denominator of which shall be the number of shares of Common Stock deemed to be outstanding (as determined below) immediately prior to such issuance or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of clauses (A) and (B) above, the “number of shares of Common Stock deemed to be outstanding” as of a given date shall be the sum of (1) the number of shares of Common Stock outstanding, (2) the number of shares of Common Stock into which the then outstanding shares of the applicable series of Series Preferred could be converted if fully converted on the day immediately preceding the given date, and (3) the number of shares of Common Stock which are issuable upon the exercise or conversion of all other rights, options and convertible securities outstanding on the day immediately preceding the given date whether or not vested or exercisable as of such date.

(ii) No adjustment shall be made to the Series A Preferred Conversion Price, the Series A-1 Preferred Conversion Price, the Series B Preferred Conversion Price, or the Series C Preferred Conversion Price in an amount less than one cent per share. Any adjustment required by this Section IV.D.5(h) shall be rounded to the nearest one cent ($0.01) per share. Any adjustment otherwise required by this Section IV.D.5(h) that is not required to be made due to the preceding two sentences shall be included in any subsequent adjustment to the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price.

(iii) For the purpose of making any adjustment required under this Section IV.D.5(h), the aggregate consideration received by the Company for any issuance or sale of securities (the “Aggregate Consideration”) shall be computed as: (A) to the extent it consists of cash, the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issuance or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, the fair value of that property as determined in good faith by the Requisite Board Majority, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the portion of the consideration so received that may be reasonably determined in good faith by the Requisite Board Majority to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iv) For the purpose of the adjustment required under this Section IV.D.5(h), if the Company issues or sells (x) Series Preferred or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(C) If the minimum amount of consideration per share payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration per share is reduced; provided, further, that if the minimum amount of consideration per share payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the

Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. Notwithstanding the foregoing, the Effective Price shall not be recalculated in the event that, following the original issuance or sale which resulted in an adjustment under this Section IV.D.5(h), as applicable, and prior to the occurrence of the event which would otherwise require a recalculation pursuant to this subsection (C), any shares of Series Preferred are converted into Common Stock.

(D) No further adjustment of the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities. Notwithstanding the foregoing, no such readjustment shall occur in the event that, following the original issuance of the applicable rights, options or Conversion Securities which resulted in an adjustment under this Section IV.D.5(h), as applicable, and prior to the expiration of such rights, options or the conversion privilege represented by any such Convertible Securities which would otherwise require a readjustment pursuant to this subsection (D), any shares of Series Preferred are converted into Common Stock.

(v) For the purpose of making any adjustment to the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or the Series C Preferred Conversion Price required under this Section IV.D.5(h), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section IV.D.5(h) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock or other securities issued as a dividend or distribution on any shares of Series Preferred that is made pro rata (on an as-converted basis) to each class or series of Preferred Stock;

(B) shares of Common Stock issued upon conversion of any shares of Series Preferred;

(C) shares of Common Stock, Convertible Securities or other Common Stock purchase rights and the Common Stock issued pursuant to such Convertible Securities or Common Stock purchase rights issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Requisite Board Majority;

(D) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Original Issue Date;

(E) shares of Common Stock or Convertible Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Requisite Board Majority;

(F) shares of Common Stock or Convertible Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Requisite Board Majority;

(G) shares of Common Stock or Convertible Securities issued to third-party service providers in exchange for, or as partial consideration for, services rendered to the Company that are approved by the Requisite Board Majority;

(H) any Common Stock or Convertible Securities issued in connection with strategic transactions involving the Company and other entities, including (i) strategic alliances, collaborations, joint ventures, manufacturing, licensing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Requisite Board Majority;

(I) shares of Common Stock issued in connection with a firm commitment underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as amended, in connection with which all outstanding shares of Series Preferred are converted into Common Stock;

(J) shares of Series C Preferred issued pursuant to that certain Series C Preferred Stock Purchase Agreement dated by and among the Company and the other parties named therein dated on or about the filing date hereof; and

(K) Common Stock that is issued with the unanimous approval of the Board and the Board specifically states in such approval that it shall not be Additional Shares of Common Stock.

References to Common Stock in the subsections of this clause (v) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section IV.D.5(h). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section IV.D.5(h), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section IV.D.5(h), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such Additional Shares of Common Stock shall be deemed issued immediately upon the occurrence of the first event that makes such number of shares or the Effective Price, as applicable, ascertainable.

(vi) In the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance, the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price, as applicable, shall be reduced to the Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price as applicable to each such series that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(vii) Notwithstanding anything to the contrary herein, any adjustment made to the Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price under this Fourth Amended and Restated Certificate of Incorporation shall not result in an adjustment to any other class of Series Preferred.

(i) Certificate of Adjustment. In each case of an adjustment of the Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price Series B Preferred Conversion Price, or Series C Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section IV.D.5, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and shall, upon request, prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate in accordance with Section IV.D.5(o), to each registered holder of Series Preferred so requesting at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the applicable Series A Preferred Conversion Price, Series A-1 Preferred Conversion Price, Series B Preferred Conversion Price, or Series C Preferred Conversion Price at the time in effect, (iii) the number of Additional Shares of Common Stock and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the applicable Series Preferred. Failure to request or provide such notice shall have no effect on any such adjustment.

(j) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall deliver to each holder of Series Preferred in accordance with Section IV.D.5(o) at least ten (10) days prior to (x) the record date, if any, specified therein; or (y) if no record date is specified, the date upon which such action is to take effect (or, in either case, such shorter period approved by the Requisite Holders) a written notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(k) Automatic Conversion.

(i) Subject to compliance by the Company of its obligations in Section IV.D.5(k)(ii), below, each share of Series Preferred shall automatically be converted into fully paid and non-assessable shares of Class A Common Stock or Class B Common Stock (an “Automatic Conversion”), based on the then-effective applicable Conversion Price for such series, (A) at any time upon the affirmative election of the Requisite Holders or (B) immediately prior to the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is greater than the Series C Original Issue Price (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $50,000,000 and (iii) such shares are listed on the New York Stock Exchange or the NASDAQ Global Select Market (if clauses (i)-(iii) are all achieved, such public offering is referred to herein as a “Qualified IPO”). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section IV.D.5(d).

(ii) At least ten (10) business days prior to the effective date of an Automatic Conversion, the Company shall provide written notice thereof to each holder of Series Preferred. At least two (2) business days prior to the effective date of such Automatic Conversion, each holder of Series Preferred shall deliver written notice to the Company, stating whether the holder elects to convert its shares of Series Preferred into shares of Class A Common Stock, shares of Class B Common Stock, or a combination thereof (and if so, the maximum number of shares of Class A Common Stock to be issued) (an “Automatic Conversion Election Notice”). Upon the occurrence of either of the events specified in Section IV.D.5(k)(i) above, each holder’s outstanding shares of Series Preferred shall be converted automatically into the shares of Class A Common Stock, shares of Class B Common Stock, or the combination thereof, indicated by the holder of such shares in its Automatic Conversion Election Notice, whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, that in the event any holder fails to timely deliver an Automatic Conversion Election Notice, all of the Series Preferred held by such holder shall be converted into shares of Class B Common Stock; and provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon any such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the applicable holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of all of the shares of Series Preferred, the holders of such Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to any such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of such series of Series Preferred surrendered were convertible, as set forth in the applicable Automatic Conversion Election Notice, on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section IV.D.5(d).

(l) Certain Conversion Election Rights. The rights set forth in this Section IV.D.5(l) apply notwithstanding any other provision of this Fourth Amended and Restated Certificate of Incorporation.

(i) Subject to Section IV.D.5(l)(ii), any holder of Class B Common Stock shall have the right to convert each share of Class B Common Stock held by such holder into one (1) fully paid and non-assessable share of Class A Common Stock at such holder’s election, at any time and from time to time, and without the payment of additional consideration by the holder thereof. Any conversion pursuant to this Section IV.D.5(l)(i) shall be made upon written notice to the Company as provided in Section IV.D.5(d), mutatis mutandis.

(ii) If at any time following the Corporation’s registration of any class of equity securities under the Exchange Act, any holder of Series Preferred or Class B Common Stock, as applicable, shall not be entitled to convert a number of shares of Series Preferred or Class B Common Stock into shares of Class A Common Stock in excess of that number of shares of Series Preferred or Class B Common Stock which, upon giving effect or immediately prior to such conversion, would cause such holder(s) to (A) beneficially own (for purposes of Section 13(d) of the Exchange Act), when aggregated with affiliates with whom such holder is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act, immediately following such conversion, in excess of the Maximum Percentage of the total number of issued and outstanding shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of Series Preferred) following such conversion or (B) hold combined voting power of the securities of the Company, when aggregated with affiliates with whom such holder is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act, in excess of the Maximum Percentage of the combined voting power of all securities of the Company then outstanding after such conversion. The “Maximum Percentage” means initially 4.99% of any class of securities of the Company registered under the Exchange Act, which percentage, which may be increased or decreased to such other percentage as any holder may designate in writing upon 61 days’ notice to the Company. For purposes of this Section IV.D.5(l), beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock (as determined by the Requisite Board Majority) on the date of conversion.

(n) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Class A Common Stock or Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Class B Common Stock, as applicable, to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Fourth Amended and Restated Certificate of Incorporation.

(o) Notices. Any notice required by the provisions of this Section IV.D.5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address or electronic mail address of such holder appearing on the books of the Company.

(p) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

(q) No Adjustment of Conversion Price. No adjustment in the Series C Preferred Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred (voting together as a single class) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Preferred Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of at least a majority of the then outstanding shares of Series B Preferred (voting together as a single class) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series A Preferred Conversion Price or Series A-1 Preferred Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series A Preferred and Series A-1 Preferred (voting together as a single class) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(r) Notwithstanding anything to the contrary herein, in the event that any adjustment to the Series C Preferred Conversion Price, the Series B Preferred Conversion Price, the Series A Preferred Conversion Price or the Series A-1 Preferred Conversion Price, as applicable, can be made pursuant to multiple provisions of this Fourth Amended and Restated Certificate of Incorporation, such adjustment shall be made pursuant to the provision of this Fourth Amended and Restated Certificate of Incorporation which results in the greatest benefit to the holders of the applicable class or series of Preferred Stock.

6. NO REISSUANCE OF SERIES PREFERRED.

No share or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, sold or transferred and shall be automatically and immediately cancelled.

ARTICLE V.

A. The liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B. To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of agents for breach of duty to the Company and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by applicable law.

C. Any repeal or modification of this ARTICLE V shall only be prospective, shall not affect the rights under this ARTICLE V in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability and shall not adversely affect any right or protection of a director of the Company existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

D. In the event that a member of the Board who is also a partner or employee of an entity that is a holder of Series Preferred and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity or is an affiliate of such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board) and that may be an opportunity of interest for both the Company and such Fund (a “Corporate Opportunity”), then the Company (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Company and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Company or any of its affiliates; provided, however, that such director acts in good faith.

ARTICLE VI.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board. The number of directors which shall constitute the whole Board shall be fixed by the Board in the manner provided in the Bylaws, subject to any restrictions which may be set forth in this Fourth Amended and Restated Certificate of Incorporation.

B. Subject to any additional vote required by this Fourth Amended and Restated Certificate of Incorporation or the Bylaws of the Company, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Company; provided however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Fourth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

C. The directors of the Company need not be elected by written ballot unless the Bylaws so provide

D. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VII.

To the fullest extent permitted by applicable law, in the event that the provisions of this Fourth Amended and Restated Certificate of Incorporation conflict with either the provisions of (i) that certain investors’ rights agreement dated as of February 9, 2021 between the Corporation and the Investors party thereto (as may be amended, amended and restated, modified or supplemented from time to time) (the “Investors’ Rights Agreement”) or (ii) that certain voting agreement dated as of February 9, 2021 between the Corporation, the Key Holders party thereto and the Investors party thereto (as may be amended, amended and restated, modified or supplemented from time to time) (the “Voting Agreement”), in any such case, the terms of the Investors’ Rights Agreement or the Voting Agreement, as applicable, shall take precedence over this Fourth Amended and Restated Certificate of Incorporation, to the extent applicable.

FOUR: This Fourth Amended and Restated Certificate of Incorporation has been duly approved by the Board.

FIVE: This Fourth Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

* * * * * *

IN WITNESS WHEREOF, PIPELINE THERAPEUTICS, INC. has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 8th day of February, 2021.

PIPELINE THERAPEUTICS, INC.

Signature:	/s/ Carmine Stengone
Print Name: Carmine Stengone
Title: President and Chief Executive Officer

SIGNATURE PAGE TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION FOR PIPELINE THERAPEUTICS, INC.

CERTIFICATE OF AMENDMENT TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PIPELINE THERAPEUTICS, INC.

Pipeline Therapeutics, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The name of this corporation is Pipeline Therapeutics, Inc. (the “Corporation”), and the Corporation was originally incorporated pursuant to the General Corporation Law on October 7, 2009 under the name Versense Pharmaceuticals, Inc.

SECOND: Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) amends the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) as follows:

1. Article IV(A) of the Certificate is hereby amended and restated to read in its entirety as follows:

“A. Authorization of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 316,639,798 shares, 221,819,899 shares of which shall be Common Stock (the “Common Stock”) and 94,819,899 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share. 127,000,000 shares of the authorized Common Stock of the Corporation are hereby designated “Class A Common Stock” (the “Class A Common Stock”) and 94,819,899 shares of the authorized Common Stock of the Corporation are hereby designated “Class B Common Stock” (the “Class B Common Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Fourth Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of a majority of all classes of stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis), irrespective of the provisions of Section 242(b)(2) of the DGCL. 10,000,000 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 8,000,000 are hereby designated as “Series A-1 Preferred Stock (the “Series A-1 Preferred”), 18,819,899 are hereby designated as “Series B Preferred Stock” (the “Series B Preferred”), and 58,000,000 are hereby designated as “Series C Preferred Stock” (the “Series C Preferred” and together with the Series A Preferred, Series A-1 Preferred, and Series B Preferred, the “Series Preferred”).”

* * * *

THIRD: The Board of Directors of the Corporation duly approved the Certificate of Amendment in accordance with the provisions of Sections 141 and 242 of the DGCL.

FOURTH: The holders of the requisite number of shares of the Corporation approved and adopted the Certificate of Amendment in accordance with Sections 228 and 242 of the DGCL.

FIFTH: Other than as set forth in this Certificate of Amendment, the Fourth Amended and Restated Certificate of Incorporation shall remain in full force and effect, without modification, amendment or change.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Pipeline Therapeutics, Inc. has caused this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer of this Corporation as of April 10, 2022.

PIPELINE THERAPEUTICS, INC.

By:	/s/ Carmine Stengone
Name:	Carmine Stengone
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF PIPELINE THERAPEUTICS, INC.

SECOND CERTIFICATE OF AMENDMENT TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PIPELINE THERAPEUTICS, INC.

Pipeline Therapeutics, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The name of this corporation is Pipeline Therapeutics, Inc. (the “Corporation”), and the Corporation was originally incorporated pursuant to the General Corporation Law on October 7, 2009 under the name Versense Pharmaceuticals, Inc.

SECOND: That by unanimous written consent, the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Restated Certificate”), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, which resolution setting forth the proposed amendment is substantially as follows:

NOW, THEREFORE, BE IT RESOLVED, that Article I of the Fourth Restated Certificate be amended to read in its entirety as follows:

“The name of this corporation is Contineum Therapeutics, Inc. (the “Company” or the “Corporation”).”

THIRD: The Board of Directors of this Corporation duly approved the Second Certificate of Amendment in accordance with the provisions of Sections 141 and 242 of the DGCL.

FOURTH: Other than as set forth in this Second Certificate of Amendment, the Restated Certificate shall remain in full force and effect, without modification, amendment or change.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Corporation has caused this Second Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation, as amended, to be executed by a duly authorized officer of this Corporation as of November 13, 2023.

PIPELINE THERAPEUTICS, INC.

By:	/s/ Carmine Stengone
Name:	Carmine Stengone
Title:	Chief Executive Officer

SECOND CERTIFICATE OF AMENDMENT TO THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF PIPELINE THERAPEUTICS, INC.

THIRD CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CONTINEUM THERAPEUTICS, INC.

Contineum Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Contineum Therapeutics, Inc. (the “Corporation”) and that this Corporation was originally incorporated pursuant to the General Corporation Law on October 7, 2009 under the name Versense Pharmaceuticals, Inc.

SECOND: Pursuant to Section 242 of the General Corporation Law, this Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Amendment”) amends the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) as follows:

1.	Article IV(A), of the Certificate is hereby amended and restated in its entirety as follows:

“A. Reverse Stock Split; Authorization of Stock. Effective upon the filing of this Third Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each 5.5972 issued shares of each series of Preferred Stock (as defined below) and Common Stock (as defined below) shall be combined and changed into one (1) share of such series of Preferred Stock or Common Stock, as applicable (the “Reverse Stock Split”), which shares shall be fully paid and nonassessable. No fractional shares of Preferred Stock or Common Stock shall be issued as a result of the Reverse Stock Split. Each holder of a certificate evidencing such holder’s ownership of Preferred Stock or Common Stock at the Effective Time who would otherwise have been entitled to a fraction of a share as a result of the combination of the Preferred Stock or Common Stock represented by such certificate, shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled in respect of such certificate multiplied by the fair market value per share as determined by the corporation’s Board of Directors (as defined below). Such Reverse Stock Split shall occur whether or not certificates representing any stockholder’s shares held prior to the Reverse Stock Split are surrendered for cancellation. Following the Effective Time, this corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 56,571,105 shares, 39,630,511 shares of which shall be Common Stock (the “Common Stock”) and 16,940,594 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one-tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one-tenth of one cent ($0.001) per share. 22,689,916 shares of the authorized Common Stock of the Corporation are hereby designated “Class A Common Stock” (the “Class A Common Stock”) and 16,940,595 shares of the authorized Common Stock of the Corporation are hereby designated “Class B Common Stock” (the “Class B Common Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Fourth Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of a majority of all classes of stock of the Company entitled to vote (voting together as a single class on an as-if-converted basis), irrespective of the provisions of Section 242(b)(2) of the DGCL. 1,786,607 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”), 1,429,286 are hereby designated as “Series A-1 Preferred Stock (the “Series A-1 Preferred”), 3,362,377 are hereby designated as “Series B Preferred Stock” (the “Series B Preferred”), and 10,362,324 are hereby designated as “Series C Preferred Stock” (the “Series C Preferred” and together with the Series A Preferred, Series A-1 Preferred, and Series B Preferred, the “Series Preferred”).”

2.	Article IV(B)(5)(k)(ii), of the Certificate is hereby amended and restated to read in its entirety as follows:

“(ii) At least ten (10) business days prior to the effective date of an Automatic Conversion, the Company shall provide written notice thereof to each holder of Series Preferred. At least two (2) business days prior to the effective date of such Automatic Conversion, each holder of Series Preferred shall deliver written notice to the Company, stating whether the holder elects to convert its shares of Series Preferred into shares of Class A Common Stock, shares of Class B Common Stock, or a combination thereof (and if so, the maximum number of shares of Class A Common Stock to be issued) (an “Automatic Conversion Election Notice”). Upon the occurrence of either of the events specified in Section IV.D.5(k)(i) above, each holder’s outstanding shares of Series Preferred shall be converted automatically into the shares of Class A Common Stock, shares of Class B Common Stock, or the combination thereof, indicated by the holder of such shares in its Automatic Conversion Election Notice, whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, that in the event any holder fails to timely deliver an Automatic Conversion Election Notice, all of the Series Preferred held by such holder shall be converted into shares of Class A Common Stock; and provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon any such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the applicable holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of all of the shares of Series Preferred, the holders of such Series Preferred shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to any such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of such series of Series Preferred surrendered were convertible, as set forth in the applicable Automatic Conversion Election Notice, on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section IV.D.5(d).”

* * * *

THIRD: The Board of Directors of the Corporation duly approved the Certificate of Amendment in accordance with the provisions of Sections 141 and 242 of the General Corporation Law.

FOURTH: The holders of the requisite number of shares of the Corporation approved and adopted the Certificate of Amendment in accordance with Sections 228 and 242 of the General Corporation Law.

FIFTH: Other than as set forth in this Certificate of Amendment, the Fourth Amended and Restated Certificate of Incorporation shall remain in full force and effect, without modification, amendment or change.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Contineum Therapeutics, Inc. has caused this Third Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer on this 1st day of April, 2024.

THE COMPANY:

CONTINEUM THERAPEUTICS, INC.

By:	/s/ Carmine Stengone
Name:	Carmine Stengone
Title:	Chief Executive Officer

SIGNATURE PAGE TO THIRD CERTIFICATE OF AMENDMENT TO THE

FOURTH AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION OF CONTINEUM THERAPEUTICS, INC.